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                                  Allegheny Ventures, Inc.
                                  CONSOLIDATED BALANCE SHEET
                                  As of September 30, 1999


Assets
Property, plant, and equipment:
   At original cost                                      177,954,112
   Accumulated depreciation                              (15,813,886)
                                                         162,140,226

Investments and other assets                              10,857,896

Current assets:
   Cash and temporary cash investments                     7,324,564
   Accounts receivable:
      Electric service                                     4,367,081
      Other                                                2,382,190
      Allowance for Uncollectible Accounts                   (28,929)
      Affiliates                                          14,769,515
   Materials and supplies--at average cost:
      Operating and construction                           2,195,273
      Fuel                                                 1,830,640
   Other                                                   3,559,941
                                                          36,400,275

Deferred charges                                           6,717,760


          Total Assets                                   216,116,157

Capitalization and Liabilities
Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  69,594,158
   Retained earnings                                     (39,317,094)
                                                          30,278,064

   Long-term debt of subsidiaries                        160,000,000
   Note & advances payable - affil                            12,500
                                                         190,290,564
Current liabilities:
   Short-term debt                                                 0
   Accounts payable                                        5,553,273
   Accounts payable - Affiliates                           6,276,086
   Taxes accrued:
      Federal and state income                             3,453,349
      Other                                                1,083,134
   Interest accrued                                        1,399,000
   Other                                                     602,944
                                                          18,367,785
Deferred credits and other liabilities:
   Deferred income taxes                                   7,450,986
   Other                                                       6,822
                                                           7,457,808

                Total Capitalization and Liabilities     216,116,157

                                    Unaudited